UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_________________

Amendment No. 1 to

FORM 8-K/A

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

EnzymeBioSystems

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53854

Nevada	27-0464302
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8440 W. Lake Mead, Suite 214, Las Vegas, NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 907-0615

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to amend the Current Report on Form 8-K, filed with the Commission on January 17, 2017 for the purpose of disclosing the dividend spin-off payment date. We have also included the Business Purchase Agreement as an exhibit.

Item 8.01 - Other Events

On January 17, 2017, the Board of Directors and a majority shareholders of EnzymeBioSystems ("the Company") approved the dividend spin-off of the Company's wholly owned subsidiary, Shareholder Acquisition Corp. The Company incorporated Shareholder Acquisition Corp., a Nevada corporation, as its wholly owned subsidiary on January 10, 2017. Barry Hall is the sole officer/director of Shareholder Acquisition Corp. Shareholder Acquisition Corp. has been issued CUSIP number: 81950D101.

Dividend Spin-off

Based on Shareholder and Board approval, EnzymeBioSystems will spin-off Shareholder Acquisition Corp., its wholly owned subsidiary, as a dividend to its shareholders. Once the dividend spin-off takes place, Shareholder Acquisition Corp. will no longer be owned nor managed by EnzymeBioSystems. Shareholder Acquisition Corp. will have different management than EnzymeBioSystems. For this reason, all shareholders of EnzymeBioSystems will be issued a pro-rata stock dividend of Shareholder Acquisition Corp. based their ownership in EnzymeBioSystems. This dividend will apply to both common and preferred shareholders.

Each common and preferred shareholder will receive one (1) share, par value $0.001, of Shareholder Acquisition Corp. common or preferred stock for each eight hundred (800) shares of EnzymeBioSystems common and preferred stock currently owned. Any fractional share(s) will be rounded to the nearest whole share.

The stock transfer agent responsible for the issuance of Shareholder Acquisition Corp. dividend shares will be: Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, telephone number: (813) 344-4490. The shares will be issued initially in book entry form. If a shareholder desires a physical share certificate, they will need to contact directly Globex Transfer, LLC, and make arrangements to obtain their share certificate.

Purpose of the Dividend Spin-off

EnzymeBioSystems has made arrangements with Her Imports, formerly known as EZJR, Inc., a Nevada corporation, to acquire Shareholder Acquisition Corp., following the dividend spin-off. Once acquired as a wholly owned subsidiary of Her Imports, common shares of Her Imports will be exchanged for shares of Shareholder Acquisition Corp., on a pro-rata basis. After the exchange takes place, the subsidiary will be collapsed into Her Imports. In order to help facilitate the transition of Shareholder Acquisition Corp into Her Imports, the sole officer of Shareholder Acquisition Corp., Barry Hall is the Chief Executive Officer of Her Imports.

In December 2016, Her Imports announced that it was working to obtain a listing on the NYSE MKT exchange. Her Imports desires to acquire this spin-off, in order to help Her Imports increase its shareholder base, in order to assist Her Imports to qualify for the NYSE MKT listing requirements.

Dividend Record and Payment Date

EnzymeBioSystems established January 30, 2017 as the dividend record date; and February 28, 2017 as the payment date. Each shareholder will receive a dividend of one share of common, par value $0.001 or preferred, par value $0.001, for each eight hundred (800) shares of EnzymeBioSystems common and preferred stock currently owned on the record date.

As of January 17, 2017, EnzymeBioSystems has 16,641,822 common shares issued and outstanding and 2,500,000 voting preferred shares issued and outstanding prior to the spin-off dividend; and, as a result the spin-off stock dividend, Shareholder Acquisition Corp. will have approximately 21,000 common shares and 3,125 preferred “like kind” shares issued and outstanding following the dividend. After the issuance of the spin-off dividend, Shareholder Acquisition Corp. will no longer be part of EnzymeBioSystems.

Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.4	Business Purchase Agreement between EnzymeBioSystems and Her Imports dated January 12, 2017	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EnzymeBioSystems
Registrant

Date: February 27, 2017	By: /s/ Gary J. Rojewski
Gary J. Rojewski
Chief Executive Officer